[LOGO] ERNST & YOUNG



                                                                 EXHIBIT 23.1


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements listed below, of our reports on the consolidated financial statements of Comerica Incorporated and subsidiaries dated January 18, 1994, financial statements of Comerica Incorporated Preferred Savings Plan dated March 8, 1994 and financial statements of John V. Carr & Son, Inc. Employees' Profit-Sharing Trust dated March 8, 1994, all included in the Annual Report on Form 10-K of Comerica Incorporated for the year ended December 31, 1993:

        Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

        Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

        Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

        Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992


ERNST & YOUNG

Detroit, Michigan
March 28, 1994